                                                                 EXHIBIT 99.2

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Celcore, Inc.:

     We have audited the accompanying balance sheets of Celcore, Inc., as of December 31, 1995 and 1996, and the related statements of operations, redeemable preferred stock, shareholders' equity (deficit) and partners' capital and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of Celcore's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Celcore, Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            KPMG Peat Marwick LLP

Memphis, Tennessee
February 10, 1997

                                 CELCORE, INC.

                                 BALANCE SHEETS

                           DECEMBER 31, 1995 AND 1996

                                                                  1995            1996
                                                              ------------    ------------
                           ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $ 14,467,858    $ 12,056,065
  Accounts receivable, less allowances of $100,000 and
     $400,000 in 1995 and 1996, respectively (note 11)......     3,388,943       1,765,249
  Inventories (note 3)......................................     1,157,862       3,766,222
  Prepaid expenses and other current assets.................       138,166         457,574
                                                              ------------    ------------
          TOTAL CURRENT ASSETS..............................    19,152,829      18,045,110
                                                              ------------    ------------
Furniture and equipment (note 4)............................     1,993,243       5,444,866
Less accumulated depreciation and amortization..............      (317,688)     (1,150,331)
                                                              ------------    ------------
          NET FURNITURE AND EQUIPMENT.......................     1,675,555       4,294,535
                                                              ------------    ------------
Other assets................................................        81,587         487,282
                                                              ------------    ------------
                                                              $ 20,909,971    $ 22,826,927
                                                              ============    ============

       LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Current installments of long-term debt (note 5)...........  $         --    $    331,667
  Accounts payable..........................................     1,579,531       1,113,926
  Accrued expenses and other liabilities....................       249,950         586,513
  Accrued relocation and recruiting.........................       310,511         345,753
  Unearned revenue..........................................       454,338         362,758
                                                              ------------    ------------
          TOTAL CURRENT LIABILITIES.........................     2,594,330       2,740,617
Long-term debt (note 5).....................................            --         497,500
Other.......................................................        77,730          64,187
                                                              ------------    ------------
          TOTAL LIABILITIES.................................     2,672,060       3,302,304
                                                              ------------    ------------
REDEEMABLE PREFERRED STOCK, cumulative and convertible, $.10 par value, aggregate liquidation and redemption value of
  $24,228,270 in 1995 and $40,262,086 in 1996 Shares
  authorized -- 7,000,000 in 1995 and 9,500,000 in 1996;
  shares issued and outstanding -- 6,038,045 in 1995 and
  8,042,272 in 1996 (note 7)................................    23,188,966      39,292,597

COMMITMENTS AND CONTINGENCIES (NOTE 6)

SHAREHOLDERS' EQUITY (DEFICIT) (NOTES 8 AND 10):
  Series A preferred stock, cumulative and convertible $.10
     par value, aggregate liquidation value of $2,250,000.
     4,500,000 shares authorized, issued and outstanding....       450,000         450,000
  Common stock, $.10 par value; shares
     authorized -- 50,000,000; shares issued and
     outstanding -- 5,500,000 in 1995 and 5,507,500 in
     1996...................................................       550,000         550,750
  Accumulated deficit.......................................    (5,951,055)    (20,768,724)
                                                              ------------    ------------
          TOTAL SHAREHOLDERS' EQUITY (DEFICIT)..............    (4,951,055)    (19,767,974)
                                                              ------------    ------------
                                                              $ 20,909,971    $ 22,826,927
                                                              ============    ============

See accompanying Notes to Financial Statements.

                                 CELCORE, INC.

                            STATEMENTS OF OPERATIONS

                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

                                                        1994            1995            1996
                                                    ------------    ------------    ------------
Net revenues (notes 11 and 12)....................  $  2,166,050    $  4,907,855    $  3,680,032
Cost of revenues..................................       709,404       1,762,013       1,350,854
                                                    ------------    ------------    ------------
  Gross profit....................................     1,456,646       3,145,842       2,329,178
                                                    ------------    ------------    ------------
Operating expenses:
  Research and development........................     1,033,315       3,261,607       6,700,300
  Sales and marketing.............................       546,974       2,104,720       4,207,391
  General and administrative......................       595,571       2,288,190       6,560,377
                                                    ------------    ------------    ------------
                                                       2,175,860       7,654,517      17,468,068
                                                    ------------    ------------    ------------
     Operating loss...............................      (719,214)     (4,508,675)    (15,138,890)
Other income, net (note 13).......................         5,098         235,576         507,451
                                                    ------------    ------------    ------------
     Net loss.....................................  $   (714,116)   $ (4,273,099)   $(14,631,439)
                                                    ============    ============    ============
     Net loss per common share (note 2)...........                  $      (0.81)   $      (2.69)
                                                                    ============    ============
     Weighted average common shares outstanding...                     5,500,000       5,501,567

See accompanying Notes to Financial Statements.

                                 CELCORE, INC.

                   STATEMENTS OF REDEEMABLE PREFERRED STOCK,
              SHAREHOLDERS' EQUITY (DEFICIT) AND PARTNERS' CAPITAL

                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

                                                                  SHAREHOLDERS' EQUITY (DEFICIT)             PARTNERS' CAPITAL
                                                         ------------------------------------------------        (NOTE 1)
                                           REDEEMABLE    PREFERRED              ADDITIONAL                  -------------------
                                            PREFERRED      STOCK      COMMON     PAID-IN     ACCUMULATED    GENERAL    LIMITED
                                              STOCK      SERIES A     STOCK      CAPITAL       DEFICIT      PARTNER   PARTNERS
                                           -----------   ---------   --------   ----------   ------------   -------   ---------
Balance at December 31, 1993.............  $       --    $     --    $    --     $    --     $        --    $ 2,195   $ 217,262
  Net loss through November 13, 1994.....          --          --         --          --              --     (4,635)   (458,909)
  Issuance of 4,500,000 shares of Series
    A preferred stock....................          --     450,000         --          --        (691,647)        --     241,647
  Issuance of 5,500,000 shares of common
    stock................................          --          --    550,000          --        (552,440)     2,440          --
  Sale of 1,625,000 shares of Series B
    preferred stock......................   3,150,446          --         --          --              --         --          --
  Accretion of redeemable preferred
    stock................................      12,413          --         --          --         (12,413)        --          --
  Net loss from inception of corporation
    to December 31, 1994.................          --          --         --          --        (250,572)        --          --
                                           -----------   --------    --------    -------     ------------   -------   ---------
Balance at December 31, 1994.............   3,162,859     450,000    550,000          --      (1,507,072)        --          --
  Sale of 1,375,000 shares of Series B
    preferred stock......................   2,732,342          --         --          --              --         --          --
  Sale of 3,038,046 shares of Series C
    preferred stock......................  17,122,881          --         --          --              --         --          --
  Accretion of redeemable preferred
    stock................................     170,884          --         --          --        (170,884)        --          --
  Net loss for the year ended December
    31, 1995.............................          --          --         --          --      (4,273,099)        --          --
                                           -----------   --------    --------    -------     ------------   -------   ---------
Balance at December 31, 1995.............  23,188,966     450,000    550,000          --      (5,951,055)        --          --
  Exercise of options for 7,500 shares of
    common stock.........................          --          --        750       7,125              --         --          --
  Sale of 2,004,227 shares of Series D
    preferred stock......................  15,910,276          --         --          --              --         --          --
  Accretion of redeemable preferred
    stock................................     193,355          --         --      (7,125)       (186,230)        --          --
  Net loss for the year ended December
    31, 1996.............................          --          --         --          --     (14,631,439)        --          --
                                           -----------   --------    --------    -------     ------------   -------   ---------
Balance at December 31, 1996.............  $39,292,597   $450,000    $550,750    $    --     $(20,768,724)  $    --   $      --
                                           ===========   ========    ========    =======     ============   =======   =========

See accompanying Notes to Financial Statements.

                                 CELCORE, INC.

                            STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

                                                        1994            1995            1996
                                                    ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss........................................  $   (714,116)   $ (4,273,099)   $(14,631,439)
  Adjustments to reconcile net loss to net cash
     used in operating activities:
     Depreciation and amortization................        51,905         272,534         853,649
     Loss on sale of equipment....................            --              --          26,812
     Changes in operating assets and liabilities:
       Accounts receivable........................      (403,260)     (2,985,683)      1,623,694
       Inventories................................      (166,262)       (973,335)     (2,608,360)
       Prepaids and other assets..................       (23,934)       (112,955)       (319,408)
       Accounts payable...........................       137,604       1,425,333        (465,605)
       Accrued expenses and other liabilities.....       180,114         320,350         377,609
       Unearned revenue...........................       (16,740)        151,078         (91,580)
                                                    ------------    ------------    ------------
          TOTAL ADJUSTMENTS.......................      (240,573)     (1,902,678)       (603,189)
                                                    ------------    ------------    ------------
          NET CASH USED IN OPERATING ACTIVITIES...      (954,689)     (6,175,777)    (15,234,628)
                                                    ------------    ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of furniture and equipment............      (269,258)     (1,488,976)     (3,510,578)
  Proceeds from disposal of equipment.............            --              --          19,974
  Purchase of treasury bill.......................            --              --        (414,532)
  Other...........................................       (41,029)             --              --
                                                    ------------    ------------    ------------
          NET CASH USED IN INVESTING ACTIVITIES...      (310,287)     (1,488,976)     (3,905,136)
                                                    ------------    ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from sale of stock.....................     3,150,446      19,855,223      15,918,151
  Proceeds from issuance of long-term debt........            --              --         995,000
  Principal payments on long-term debt............            --              --        (165,833)
  Other...........................................            --         (37,635)        (19,347)
                                                    ------------    ------------    ------------
          NET CASH PROVIDED BY FINANCING
            ACTIVITIES............................     3,150,446      19,817,588      16,727,971
                                                    ------------    ------------    ------------
Net increase (decrease) in cash and cash
  equivalents.....................................     1,885,470      12,152,835      (2,411,793)
Cash and cash equivalents at beginning of year....       429,553       2,315,023      14,467,858
                                                    ------------    ------------    ------------
Cash and cash equivalents at end of year..........  $  2,315,023    $ 14,467,858    $ 12,056,065
                                                    ============    ============    ============
Supplemental disclosure:
  Interest paid for 1996 was $71,066. Capital
lease
  obligations of $155,664 and $20,461 were
     incurred in
  1995 and 1996, respectively

See accompanying Notes to Financial Statements.

                                 CELCORE, INC.

                         NOTES TO FINANCIAL STATEMENTS

(1) DESCRIPTION OF THE BUSINESS

     Celcore, Inc. (the "Company" or "Celcore"), a Delaware corporation, was incorporated in September 1992, and acted as the general partner of Celcore LP until November 1994, when it succeeded to the business of Celcore LP as a result of a reorganization. The reorganization was affected by the exchange of convertible preferred stock to the Class B limited partners and common stock to the Class A limited partners and the general partner. The Partnership was liquidated, and all of the Partnership's assets were transferred to the Company and all of the liabilities of the Partnership were assumed by the Company; such assets and liabilities were recorded in the Company's financial statements at the Partnership's carrying value.

     The Company designs, assembles and installs cost-effective wireless telecommunications systems for cellular, PCS and wireless local loop applications in low teledensity markets. The Company's "Target Markets" are rural locations and areas in developing countries with low teledensities and where wireline or traditional wireless infrastructure is not readily available or economically feasible.

     Since inception of operations (March 1993), the Company has not generated revenues sufficient to cover its operating expenses. The activities of the Company continue to require significant amounts of working capital to finance its operations. During 1994, 1995, and 1996, the Company raised additional capital of $3,150,446, $19,855,223 and $15,918,151, respectively, to support operations. The Company may require additional cash infusions until such time as operations become self-sustaining.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash Equivalents

     Cash equivalents of approximately $14,200,000 and $11,259,000 at December 31, 1995 and 1996, respectively, consisted of overnight repurchase agreements, treasury bills and securities of federal agencies with an initial term of less than 90 days. For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of 90 days or less to be cash equivalents.

  Inventories

     Inventories are stated at the lower of cost (first-in, first-out) or market.

  Furniture and Equipment

     Furniture and equipment are stated at cost. Furniture under capital leases is stated at the present value of minimum lease payments. Depreciation and amortization of furniture and equipment is calculated on a straight-line basis over the estimated useful lives of the respective assets which are principally 7 years for furniture, 5 years for computer hardware, and 3 years for computer software.

  Fair Value of Financial Instruments

     The carrying values of the Company's financial instruments recorded on the accompanying balance sheets approximate fair value due to the short-term nature of the financial instruments.

  Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of

     The Company adopted the provisions of Statement of Financial Accounting Standards No. 121 (SFAS 121), Accounting for the Impairment of Long-Lived Assets and For Long-Lived Assets to be Disposed Of, on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset.

                                 CELCORE, INC.

If such amounts are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount of fair value less costs to sell. Adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

  Income Taxes

     The Company is subject to income taxes under the provisions of SFAS 109, Accounting for Income Taxes. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In assessing the realizability of the deferred tax assets, management considers whether it is more likely than not that the deferred tax assets will be realized through the generation of future taxable income.

  Revenue Recognition

     For contracts involving new technologies, revenues and profits or parts thereof are deferred until technological feasibility is established, the products are delivered and customer acceptance is obtained. For other product sales, revenue is recognized at the time of shipment. Revenue from system installation and training is recognized as services are provided.

  Unearned Revenue

     The Company received payments in 1994, 1995 and 1996 relating to sales commitments to customers for future shipment of the Company's products. These payments have been recorded as unearned revenue and recognized as revenue in accordance with the Company's revenue recognition policy.

  Research and Development

     Research and development costs are expensed as incurred.

  Loss Per Common Share

     The Company's net loss per share calculations are based upon the weighted average number of shares of common stock outstanding for each period. Common shares issuable upon conversion of the Company's preferred stock or common equivalent shares issuable, using the treasury stock method, upon the exercise of options to purchase common stock have not been included as the effect on net loss per common share would be antidilutive. Net loss per common share has been adjusted for the accretion of the Company's preferred stock to its redemption value, which accretion has been included in Shareholders' deficit. The Company has not paid dividends to holders of the Company's common or preferred stock since its inception.

     The Company operated as a limited partnership during most of 1994; therefore, net loss per common share during 1994 is not applicable.

  Concentrations of Risk

     Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of trade accounts receivable. The Company sells its products and services throughout the world to places such as Asia, Africa, Europe and South America. The Company performs an ongoing credit evaluation

                                 CELCORE, INC.

of its customers' financial condition and has established an allowance for non-collection of accounts receivable based upon the collectibility of all accounts receivable.

  Use of Estimates in Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Stock Option Plan

     Prior to January 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board ("APB") Opinion 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted SFAS 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS 123 also allows entities to continue to apply the provisions of APB Opinion 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion 25 and provide the pro forma disclosure provisions of SFAS 123.

(3) INVENTORIES

     Inventories at December 31, 1995 and 1996 consisted of the following:

                                                                 1995          1996
                                                              ----------    ----------
Raw materials...............................................  $1,085,128    $  517,709
Work in process.............................................      44,797        20,850
Finished goods..............................................      27,937     3,227,663
                                                              ----------    ----------
                                                              $1,157,862    $3,766,222
                                                              ==========    ==========

(4) FURNITURE AND EQUIPMENT

     Furniture and equipment at December 31, 1995 and 1996 consisted of the following:

                                                                 1995          1996
                                                              ----------    ----------
Furniture...................................................  $  285,779    $  372,116
Computer hardware...........................................   1,220,417     3,885,192
Computer software...........................................     487,047     1,187,558
                                                              ----------    ----------
                                                              $1,993,243    $5,444,866
                                                              ==========    ==========

(5) LONG-TERM DEBT

     On August 27, 1996, the Company entered into a loan and security agreement for a $3,000,000 working capital line of credit, a $3,000,000 export/import working capital line of credit and a $1,000,000 equipment line of credit. The lines of credit are secured by substantially all assets of the Company and bear interest at a rate of prime plus 1% for the working capital line of credit and prime plus 1 1/2% for the export/import working

                                 CELCORE, INC.

capital line of credit and the equipment line of credit. At December 31, 1996, the lines of credit had no outstanding balances.

     Long-term debt at December 31, 1996 consisted of a note payable for $829,167 due in monthly principal payments of $27,639 plus interest at prime plus 1 1/2% (9.75% at December 31, 1996), with final payment due June 1999; the note was secured by substantially all assets of the Company.

     The Company's loan agreements contain various debt covenants including tangible net worth, certain financial ratios and restrictions on dividends.

     Aggregated maturities of long-term debt as of December 31, 1996 are as follows: 1997, $331,667; 1998, $331,667 and 1999, $165,833.

(6) COMMITMENTS AND CONTINGENCIES

     The Company has several noncancelable operating leases, primarily for office space. Total rental expense for operating leases was $40,673, $187,722 and $600,237 for the years ended December 31, 1994, 1995 and 1996, respectively.

     Future minimum lease payments under noncancelable operating leases as of December 31, 1996 are:

 YEAR ENDED
DECEMBER 31,
------------
   1997......................................................  $  575,080
   1998......................................................     575,385
   1999......................................................     260,625
   2000......................................................      45,393
                                                               ----------
                                                               $1,456,483
                                                               ==========

(7) REDEEMABLE PREFERRED STOCK

  Series B Preferred Stock

     The 3,000,000 issued shares of Series B preferred stock have a liquidation value of $2.00 per share and are participating and voting. Each share of Series B preferred stock is convertible into shares of common stock at a conversion rate of one share of common stock for each share of preferred stock. The Company shall redeem one-third of the outstanding preferred shares on each of December 1, 2000, 2001 and 2002. The redemption price shall be $2.00 per share plus all declared dividends (note to date) and accrued dividends up to the redemption dates.

       Series C Preferred Stock

     The 3,038,046 issued shares of Series C preferred stock have a liquidation value of $6.00 per share and are participating and voting. Each share of Series C preferred stock is convertible into shares of common stock at a conversion rate of one share of common stock for each share of preferred stock. The Company shall redeem one-third of the outstanding preferred shares on each of December 1, 2000, 2001 and 2002. The redemption price shall be $6.00 per share plus all declared dividends (none to date) and accrued dividends up to the redemption dates.

  Series D Preferred Stock

     The 2,004,227 issued shares of Series D preferred stock have a liquidation value of $8.00 per share and are participating and voting. Each share of Series D preferred stock is convertible into shares of common stock at a conversion rate of one share of common stock for each share of preferred stock. The Company shall

                                 CELCORE, INC.

redeem one-third of the outstanding preferred shares on each of December 1, 2000, 2001 and 2002. The redemption price shall be $8.00 per share plus all declared dividends (none to date) and accrued dividends up to the redemption dates.

     The Company is recording accretion to increase the carrying value of the redeemable preferred stock to the redemption value of $40,262,086 by December 1, 2002.

(8) SHAREHOLDERS' EQUITY

  Common Stock

     Of the authorized but unissued shares as of December 31, 1996, 12,542,273 have been reserved for conversion rights of preferred stockholders.

  Series A Preferred Stock

     The 4,500,000 issued shares of Series A preferred stock have a liquidation value of $0.50 per share and are participating and voting. Each share of Series A preferred stock is convertible into shares of common stock at a conversion rate of one share of common stock for each share of preferred stock.

(9) INCOME TAXES

     The tax effect of temporary differences at December 31, 1995 and 1996 is presented below:

                                                               1995           1996
                                                            -----------    -----------
Deferred tax assets:
  Net difference in capitalized start-up, organization and
     patent expenses......................................  $    42,000    $    66,000
  Cash deposits recognized in taxable income..............      173,000        138,000
  Inventories, principally due to adjustment for tax
     purposes.............................................       21,000         24,000
  Accruals, principally for warranties and moving
     expenses.............................................      156,000        157,000
  Accounts receivable, principally for sales deductions...       38,000        152,000
  Federal and state loss carryforwards....................    1,444,000      7,041,000
                                                            -----------    -----------
          Total gross deferred tax assets.................    1,874,000      7,578,000
  Less valuation allowance................................   (1,808,000)    (7,357,000)
                                                            -----------    -----------
          Net deferred tax assets.........................       66,000        221,000
Deferred tax liabilities -- furniture and equipment,
  principally due to depreciation.........................      (66,000)      (221,000)
                                                            -----------    -----------
          Net deferred tax assets.........................  $        --    $        --
                                                            ===========    ===========

     The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible. Due to the historical net operating losses, management cannot reliably predict when the deferred assets can be realized. Consequently, a valuation allowance of $195,000, $1,808,000 and $7,357,000 has been provided at December 31, 1994, 1995 and 1996, respectively. At December 31, 1996, the Company has net operating loss carryforwards for federal and state income tax purposes of approximately $18,500,000 which are available to offset future federal and state income, if any, through 2012.

(10) STOCK OPTIONS

     The 1995 Stock Option Plan (the "1995 Plan") provides for the granting of stock options to employees, directors or consultants to the Company. Under the 1995 Plan, the Board of Directors is authorized to issue up

                                 CELCORE, INC.

to 2,000,000 shares of common stock. The Board has the authority to select the individuals to receive options and determine the number of shares and terms of the options granted.

     In December 1996, the 1995 Plan was frozen with the simultaneous adoption of the 1996 Stock Incentive Plan (the "1996 Plan"). The 1996 Plan provides for the granting of awards of shares of common stock, awards of derivative securities related to the value of common stock, and certain cash awards to employees, directors, and consultants of the Company. Awards under the 1996 Plan are determined by a committee of no less than two members of the Board of Directors. The Board of Directors has reserved 3,000,000 shares of Company common stock for issuance pursuant to awards that may be made under the 1996 Plan, and has adopted a policy that shares of common stock issuable pursuant to options outstanding under the 1995 Plan will be deducted from the number of shares of common stock issuable pursuant to options outstanding under the 1996 Plan. The number of shares available under the 1996 Plan will be redetermined each succeeding fiscal year to equal the greater of 3,000,000 or 15% of the issued and outstanding shares of common stock on a fully diluted basis. The term of the 1996 Plan is indefinite. Substantially all stock options under both plans have 10 year terms and shall be exercisable as to 25% of the shares covered by the options on the first, second, third and fourth anniversary of the dates of the grant.

     As of December 31, 1996, options for 848,250 shares were available to be awarded under the 1996 Plan.

     The per share weighted-average minimum value of the stock options granted during 1995 and 1996 was $.027 and $.055, respectively, on the date of grant using the minimum value method with the following weighted-average assumptions: risk free interest rate of 7% and an expected life of 2 years after vesting.

     The Company applies APB Opinion No. 25 in accounting for the plans. The exercise price of options at their respective grant dates is equal to the estimated fair market value, and accordingly, no compensation cost has been recognized for the stock options in the financial statements. Had the Company determined compensation cost based on the minimum value at the grant date for its stock options under SFAS 123, the Company's net loss for the years ended December 31, 1995 and 1996 would have been increased to the pro forma amounts indicated below:

                                                                   NET LOSS
                                                         -----------------------------
                                                            1995              1996
                                                         -----------      ------------
As reported........................................      $(4,273,099)     $(14,631,439)
Pro forma..........................................      $(4,335,326)     $(14,872,257)
Pro forma per share................................      $     (0.82)     $      (2.74)

     In 1995 and 1996 the Board of Directors granted options to officers and employees at various prices which were believed to approximate the fair market value of the shares at the grant date. Activity with respect to these options during the period indicated is as follows:

                                                                           WEIGHTED-AVERAGE
                                                     NUMBER OF SHARES       EXERCISE PRICE
                                                     ----------------      ----------------
Balance at December 31, 1994...................                 --                 --
  Granted......................................          1,099,500              $1.02
  Canceled.....................................            (87,000)              1.05
                                                        ----------             ------
Balance at December 31, 1995...................          1,012,500               1.02
  Granted......................................          1,245,250               2.10
  Exercised....................................             (7,500)              1.05
  Canceled.....................................           (106,000)              1.84
                                                        ----------             ------
Balance at December 31, 1996...................          2,144,250              $1.61
                                                        ==========             ======

                                 CELCORE, INC.

     At December 31, 1996, the range of exercise prices and weighted average contractual life of outstanding options was $0.50 to $2.10 and 9 years.

     At December 31, 1996, the number of options exercisable was 260,250 and the weighted average exercise price of those options was $1.00.

(11) SIGNIFICANT CUSTOMERS

     The Company's sales and trade accounts receivable are concentrated among a small number of customers. For the year ended December 31, 1994, sales to two customers aggregated approximately 78% and 16%, respectively, of total net revenues. For the year ended December 31, 1995, sales to two customers represented approximately 20% and 21%, respectively, of total net revenues. For the year ended December 31, 1996, sales to five customers aggregated approximately $2,500,000 representing approximately 72% of the Company's total net revenues. Sales to these customers ranged from 10% to 17% of total net revenues.

(12) GEOGRAPHIC INFORMATION

     Net Revenues from product sales and services provided outside the United States for the years ended December 31, 1995 and 1996 (none in 1994) were as follows:

                                                                1995        1996
                                                              --------    --------
Asia........................................................  $469,435    $ 21,583
Europe......................................................        --     580,202
Africa......................................................   530,035     387,576
                                                              --------    --------
                                                              $999,470    $989,361
                                                              ========    ========

(13) OTHER INCOME, NET

                                                       1994        1995        1996
                                                      -------    --------    --------
Interest Income.....................................  $10,705    $255,381    $608,995
Interest Expense....................................   (5,607)     (9,429)    (71,066)
Other, net..........................................       --     (10,376)    (30,478)
                                                      -------    --------    --------
                                                      $ 5,098    $235,576    $507,451
                                                      =======    ========    ========